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EXHIBIT 21.1

LIST OF SUBSIDIARIES OF PRICESMART, INC.

The following table sets forth a list of the Company's subsidiaries as of August 31, 2001:

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

                                                            JURISDICTION OF
                                                            INCORPORATION OR
                     NAME                                    ORGANIZATION               OWNERSHIP           DBA
------------------------------------------------       ---------------------------     -----------    ----------------
Ventures Services, Inc.                                Delaware                            100.0%     PriceSmart
                                                                                                      PriceCostco
PriceSmart Real Estate, S.A.                           Panama                              100.0%     PriceSmart
PriceSmart Panama, S.A.                                Panama                              100.0%     PriceSmart
PriceSmart (Guatemala), S.A.                           Guatemala                            66.0%     PriceSmart
PSMT Caribe, Inc.                                      British Virgin Islands              100.0%     PriceSmart
PriceSmart El Salvador, S.A. de C.V.                   El Salvador                         100.0%     PriceSmart
Inmobiliaria PriceSmart El Salvador, S.A. de C.V.      El Salvador                         100.0%     PriceSmart
Prismar de Costa Rica, S.A.                            Costa Rica                          100.0%     PriceSmart
Pricsmarlandco, S.A.                                   Costa Rica                          100.0%     PriceSmart
Promotora PS Escazu, S.A.                              Costa Rica                          100.0%     PriceSmart
PriceSmart Honduras, S.A.                              Honduras                            100.0%     PriceSmart
PriceSmart Dominicana, S.A                             Dominican Republic                  100.0%     PriceSmart
Inmobiliaria PriceSmart, S.A.                          Dominican Republic                  100.0%     PriceSmart
PriceSmart Exempt SRL                                  Barbados                            100.0%     PriceSmart
PSMT Trinidad/Tobago LTD                               Trinidad/St. Lucia                   90.0%     PriceSmart
PriceSmart (Trinidad) LTD                              Trinidad                             90.0%     PriceSmart
PS Operations, LTD                                     Trinidad                             90.0%     PriceSmart
PSMT, LLC                                              U.S. Virgin Islands                 100.0%     PriceSmart
PSMT Philippines, Inc.                                 Philippines                          60.0%     PriceSmart
PriceSmart Holdings, Inc.                              St. Lucia                            51.0%     PriceSmart
PSMT (Barbados), Inc.                                  Barbados                             51.0%     PriceSmart
Island Foods and Distributors, N.V.                    Aruba                                60.0%     PriceSmart
PSMT Guam, Inc.                                        Guam                                100.0%     PriceSmart
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